Exhibit 10.1

As of January 9, 2008

Dated as of January 9, 2008

Butler Service Group, Inc.

110 Summit Avenue

Montvale, NJ 07645

Attn: Mark Koscinski

Re:

Third Amended and Restated Credit Agreement, dated as of August 29, 2007 (including, all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto, General Electric Capital Corporation, a Delaware corporation, as a Lender and Agent for Lenders (the “Agent”), and the other Lenders signatory thereto from time to time.

Ladies and Gentlemen:

Capitalized terms used in this letter (hereafter referred to as this “Agreement”) and not otherwise defined or limited herein shall have the meanings attributed to such terms in the Credit Agreement.

Events of Default (the “Specified Events of Default”) have occurred and are continuing under Section 8.1(c) of the Credit Agreement arising out of the Borrower’s failure to deliver to Agent and Lenders: (i) the annual Financial Statements, certifications, statements, reports, letters and all other documentation required to be delivered in respect of Fiscal Year ended December 31, 2006, on or prior to December 31, 2007, pursuant to Section 4.1(a) and clause (q)(iii) of Annex E of the Credit Agreement; and (ii) the Officer’s Certificate required by clause (d)(v) of Annex E of the Credit Agreement to be delivered concurrently with the requisite deliverables set forth in subsection (i) above.

The Borrower and Guarantors have each requested that the Agent on behalf of the Lenders forbear from the exercise of the Agent’s and Lenders’ rights and remedies available under the Credit Agreement as a result of the occurrence of the Specified Events of Default. The Agent and Lenders are willing to grant such forbearance upon the terms and subject to the conditions and limitations set forth herein.

For the period beginning as of the date first above written (the “Commencement Date”) and ending on the earlier to occur of (a) 5:00 p.m., New York time, on February 1, 2008 and (b) termination of this forbearance as provided herein (the “Forbearance Period”), the Agent and the Lenders, without waiving, curing or ceasing the continuance of the Specified Events of Default, hereby agree to forbear from the exercise of any of their rights and remedies available under the Credit Agreement and the Loan Documents on account of the Specified Events of Default.

As of January 9, 2008

Neither the Agent nor the Lenders shall have any obligation to issue, extend or renew, and the Borrower shall not request the issuance, extension or renewal of, any Letter of Credit during the Forbearance Period. The Agent’s and Lenders’ forbearance provided for herein shall be effective only with respect to the Specified Events of Default and shall automatically terminate and cease to be of force and effect, and the Agent and Lenders may exercise all of their respective rights and remedies as may be available under the Credit Agreement and under applicable law, upon or after the occurrence of any other Default or Event of Default under the Credit Agreement or any Loan Document (other than the Specified Events of Default) or a default under the terms of this Agreement (individually a “Forbearance Default” and, collectively, the “Forbearance Defaults”).

During the Forbearance Period, and provided that no Forbearance Default has occurred and that the terms and conditions of this Agreement are satisfied, the Lenders agree that they will not accelerate, nor direct the Agent to accelerate, the indebtedness owed to the Lenders under the Credit Agreement or otherwise exercise any of their rights and remedies, in each case, as a result of the Specified Events of Default outlined herein; provided, however, the Agent and the Lenders reserve all rights to charge the Default Rate of interest on all outstanding Obligations in accordance with Section 1.5(d) of the Credit Agreement from and after the date of the occurrence of the Specified Events of Default.

This Agreement shall become effective as of the date first set forth above (the “Effective Date”) upon Agent’s receipt of four (4) fully-executed copies of this Agreement in form and substance acceptable to Agent, duly executed and delivered by the Agent, Lenders, Borrower and Guarantors.

The Borrower further agrees to pay to the Agent, for the ratable benefit of the Lenders, a forbearance fee in an amount equal to Fifty Thousand Dollars ($50,000) (the “Forbearance Fee”), which shall be fully earned on the Effective Date; provided, that such Forbearance Fee shall only become due and payable in immediately available funds upon the Borrower’s failure to pay in full in cash all then outstanding Obligations (including, without limitation, cash collateralizing all outstanding Letters of Credit in accordance with the terms of Section 1.2 and Annex B, clause (c) of the Credit Agreement) on or before the expiration of the Forbearance Period, together with interest (including, any Default Rate of interest), fees, expenses, attorneys fees and any other charges hereafter accruing through the date of payment, under the Loan Documents.

In consideration of the limited agreement of the Agent and the Lenders to forbear from the exercise of their rights and remedies as set forth above, each Credit Party hereby represents and warrants to the Agent and the Lenders, as of the date hereof, as follows:

The execution, delivery and performance of this Agreement by such Credit Party: (a) is within its organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of such Credit Party’s charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any

As of January 9, 2008

performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Credit Party.

All Loan Documents, including without limitation, this Agreement, the Credit Agreement and the Guaranties, constitute legal, valid and binding obligations of each Credit Party party thereto enforceable against each such Credit Party in accordance with the terms thereof. Each Credit Party hereby ratifies and confirms each of the Loan Documents to which such Credit Party is party to and the rights granted thereunder in favor of the Agent and the Lenders, including its liability for the Obligations as defined therein.

The Credit Parties and the Lenders hereby agree that the decision by the Agent and the Lenders to grant the forbearance as outlined herein is not and shall not be deemed to constitute an undertaking by the Agent and the Lenders to forbear or refrain from exercising any and all rights and remedies available to them under the Credit Agreement and the other Loan Documents and under applicable law upon the occurrence of any Forbearance Default. Additionally, notwithstanding the agreement of the Agent and the Lenders to enter into this Agreement, the Agent and the Lenders hereby advise the Credit Parties that, except to the extent of the Agent and the Lenders’ forbearance expressly referenced herein through the Forbearance Period specified in this Agreement, the Agent and Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents; provided, however, that the Agent or the Lenders shall not be required to issue any notices otherwise required by the Credit Agreement with respect to the Specified Events of Default during the term of this Agreement.

Each Credit Party further acknowledges and agrees that: (i) the Specified Events of Default have occurred or will occur and continue, and shall not be deemed to have been waived, cured or eliminated, in whole or in part, by this Agreement, and the Agent and the Lenders expressly reserve rights with respect to the Specified Events of Default, subject only to the terms in the Credit Agreement, the other Loan Documents and this Agreement; (ii) the parties have not entered into a mutual disregard of the terms and provisions of the Credit Agreement and the other Loan Documents, or engaged in any course of dealing in variance with the terms and provisions of the Credit Agreement and the Loan Documents, within the meaning of any applicable law of the State of New York, or otherwise; and (iii) as of the date hereof, principal in the amount set forth on Schedule A attached hereto, plus accrued interest was due and owing, by the Borrower under the Credit Agreement and guaranteed by the Guarantors under the Guaranties.

Each Credit Party expressly acknowledges and agrees that the Credit Agreement and other Loan Documents are valid and enforceable by the Agent and the Lenders and expressly reaffirms its obligations under the Credit Agreement and other Loan Documents (including, the Guaranties). Each Credit Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents (including the Guaranties) or any of its obligations

As of January 9, 2008

thereunder, or the validity, priority, enforceability or extent of the Agent on behalf of the Lenders’ security interest in or lien against any item of Collateral under the Credit Agreement and other Loan Documents.

As further consideration to induce the Agent and the Lenders to execute, deliver and perform this Agreement, each Credit Party represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, defenses, counterclaims, demands of any kind, character or nature whatsoever, fixed or contingent, which such Credit Party may have, or claim to have, against the Lenders or the Agent in connection with the Credit Agreement and Loan Documents, and such Credit Party hereby releases, acquits and forever discharges the Agent and each Lender and its respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent, in connection with the Credit Agreement and Loan Documents, that the Credit Party may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the dates of execution and delivery of this Agreement.

This Agreement, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto, and such Agreement may not be amended or modified and the Forbearance Period extended unless agreed to in writing executed by all parties signatory to this Agreement or as may otherwise be provided for under the terms of the Credit Agreement and the other Loan Documents. This Agreement shall constitute a Loan Document for all purposes under the Credit Agreement.

This Agreement, and any amendments, waivers, consents or supplements hereto may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of the Agreement.

THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Time is of the essence for performing all matters set forth in this Agreement.

[Remainder of Page Intentionally Blank]

As of January 9, 2008

AGENTS AND LENDERS:	GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender By: /s/ James H. Kaufman —————————————————— Duly Authorized Signatory

As of January 9, 2008

AS BORROWER: BUTLER SERVICE GROUP, INC. By: /s/ Mark Koscinski ————————————— Name: Mark Koscinski Title: SVP & CFO

As of January 9, 2008

AS GUARANTORS:

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BLUESTORM, INC.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.

By:      /s/ Mark Koscinski
       ——————————————
Name: Mark Koscinski
Title: SVP & CFO

As of January 9, 2008

SCHEDULE A

As of January 9, 2008, the principal balance due and owing of the Revolving Loan was $31,345, 955.81, the aggregate outstanding Letter of Credit Obligations was $3,845,844.80, the principal balance due and owing of the Term Loan A was $0 and the principal balance due and owing of the Term Loan B was $0.